UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 2, 2020

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(973) 948-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Selective Insurance Company of America (“SICA”), a wholly-owned subsidiary of Selective Insurance Group, Inc. (the “Company”), entered into a new Employment Agreement (the “Employment Agreement”) with Michael H. Lanza (the “Executive”), effective as of March 2, 2020 (the “Effective Date”). Upon execution of the Employment Agreement, Mr. Lanza’s previous employment agreement with SICA was terminated.

The following table summarizes the principal provisions of the Employment Agreement. Defined terms used in this table, but not defined in this Current Report on Form 8-K, have the meanings given to them in the Employment Agreement.

Term	Initial three year term ends on March 2, 2023, automatically renewed for additional one year periods unless terminated by either party with written notice.
Compensation	Base salary of $560,000 as of March 2, 2020.
Benefits	Eligible to participate in incentive compensation plan, stock plan, 401(k) plan, and any other stock option, stock appreciation right, stock bonus, pension, group insurance, retirement, profit sharing, medical, disability, life insurance, relocation plan or policy, or any other plan, program, policy or arrangement of the Company or SICA intended to benefit SICA’s employees generally.
Vacation and Reimbursements	Vacation time and reimbursements for ordinary travel and entertainment expenses in accordance with SICA’s policies.
Perquisites	Suitable offices, secretarial and other services, and other perquisites to which other executives of SICA are generally entitled.
Severance and Benefits on Termination without	•	For Cause or Resignation by Executive other than for Good Reason: Salary and benefits accrued through termination date.
Change in Control	•

Death or Disability: 1.5 times: (i) Executive’s salary; plus (ii) average of three most recent annual cash incentive payments; provided that any such severance payments be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums, paid in 12 equal installments.

	•	Without Cause by SICA, Resignation for Good Reason by Executive:
		o	1.5 times: (i) Executive’s salary; plus (ii) average of three most recent annual cash incentive payments, paid in 12 equal installments.
		o	Partial reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation costs of medical, dental, and vision insurance coverages then in effect for Executive and dependents until the earlier of 18 months following termination or commencement of equivalent benefits from a new employer.
	•	Stock Awards: Except for termination for Cause or resignation by the Executive other than Good Reason, immediate vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock, restricted stock units, and stock bonuses.
Severance and Benefits on Termination after Change in Control	For termination without Cause or resignation for Good Reason by Executive within two years following a Change in Control, Executive is entitled to:
	•	Severance payment equal to 1.5 times: (i) Executive’s salary; plus (ii) average of three most recent annual cash incentive payments.
	•	Partial reimbursement of COBRA continuation costs of medical, dental, and vision insurance coverages then in effect for Executive and dependents until the earlier of period of 18 months following termination or commencement of equivalent benefits from a new employer.
		o	Stock awards, same as above, except that the initial number of cash incentive units is increased by 150%.

This summary table description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Selective Insurance Company of America and Michael H. Lanza, effective as of March 2, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Selective Insurance Company of America and Michael H. Lanza, effective as of March 2, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date:	March 2, 2020	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel